Exhibit 99.1

Investor Contact: Doug Sherk, EVC Group, (415) 896-6820

Media Contact: Steve DiMattia, EVC Group, (917) 620-0590

SONUS PHARMACEUTIALS ANNOUNCES RECEIPT OF NASDAQ NOTIFICATION

BOTHELL, WA — November 7, 2007 — Sonus Pharmaceuticals, Inc. (NASDAQ: SNUS) today announced that it has received a notice from the Nasdaq Stock Market (“Nasdaq”) dated November 5, 2007, indicating that the Company does not comply with the $1.00 minimum bid price requirement for continued listing under Marketplace Rule 4450(a)(5).  Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until May 5, 2008, to regain compliance.  If, at any time, the bid price of the Company’s stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Rule.  If the Company does not regain compliance with the Rule by May 5, 2008, the Company understands that Nasdaq’s Staff will provide written notification that its common stock will be delisted.

Third Quarter 2007 Conference Call

As the Company previously announced, it will release its third quarter financial results after the market close on Monday, November 12, 2007, and hold its quarterly conference call at 1:30 p.m. PT/4:30 p.m. ET.  The third quarter conference call will be broadcast live and can be accessed on the Sonus web site at http://ir.sonuspharma.com/events.cfm.  The call will be archived at the same link.  A telephone replay of the call will be available from November 12, 3:30 p.m. Pacific Time, for one week at 800-405-2236 or 303-590-3000 for international calls; Conference ID: 11101278#.

About Sonus Pharmaceuticals

Headquartered near Seattle, Washington, Sonus Pharmaceuticals, Inc. is focused on the development of cancer drugs that are designed to provide better efficacy, safety and tolerability, and are more convenient to use. Sonus moved its second oncology product candidate, TOCOSOL® Camptothecin, into a Phase 1 clinical trial in September 2006. For additional information on Sonus, including past news releases, please visit www.sonuspharma.com.